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                                                                  EXHIBIT (a)(9)

               MEMORANDUM TO HOLDERS OF MGM GRAND STOCK OPTIONS
               ------------------------------------------------

     TO:  Holders of MGM Grand Stock Options
     FROM: MGM Grand, Inc.
     DATE: June 17, 1999

     RE:  Tender of Option Shares in the Company's Tender Offer

   We have prepared the following questions and answers for your convenience. Please review this information together with the Offer to Purchase and other documents printed on green paper. If, after reviewing the information provided, you have additional questions, please call ChaseMellon Shareholder Services, LLC at (800) 774-5469.

   1. WHAT IS THE OFFER?

   We are offering to purchase 6,000,000 shares of our common stock ("Shares") at $50.00 per Share. This offer will be open until it expires at 5:00 p.m., New York City time, on July 23, 1999, unless extended by us.

   In connection with this offer, we are allowing you, at your election, to exercise your vested options that have exercise prices below $50.00 per Share and sell the Shares you acquire upon such exercise ("Option Shares") in the offer. If we do not purchase your Option Shares because of proration, the portion of your Option Shares that we purchase will be in the order designated by you in the enclosed Option Election Form. The remaining portion of your options will continue to be outstanding. The options that may be exercised are those that we granted under the MGM Grand, Inc. nonqualified and incentive stock option plans.

   You must complete and deliver to the Company the Option Election Form in order to tender part or all of your Option Shares resulting from a conditional exercise of such options. This exercise of your options is "conditional" because you can exercise the option only if, and to the extent, that the Company actually purchases the Option Shares in the offer.

   The offer. which is subject to a number of other conditions, is described in the Offer to Purchase dated June 17, 1999, and related Letter of Transmittal provided to you. Please read these documents carefully, together with the following materials also printed on green paper:

     .  Option Election Form and

     .  Instructions for Tender of Options.

   Please remember that neither the Company nor its Board of Directors is making any recommendation as to whether stockholder or option holders should participate in the offer. You must make your own decision. You must carefully follow the instructions below and in the enclosed Instructions for Tender of Options and Option Election Form if you want to participate in our offer. Failure to follow such instructions may make you ineligible to tender your Option Shares in our offer.

  2. MUST I ACTUALLY EXERCISE MY OPTIONS IN ORDER TO PARTICIPATE IN THE
     OFFER?

   No. As a holder of unexercised options we are allowing you to "conditionally" exercise all or part of your options and tender the Option Shares you would be entitled to receive upon such exercise.
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This exercise of options is "conditional" because you are deemed to exercise the option only if, and to the extent that, we actually purchase the Option Shares in the offer.

  3. DO I HAVE TO PAY THE EXERCISE PRICE WITH CASH?

   No. In order to facilitate your participation in the offer, we are allowing you to conditionally exercise your options without paying the exercise price in cash. This is called a "cashless exercise." This means that your options will be exercised and the Option Shares will be tendered, and the amount of cash you receive for each Option Share purchased will equal the difference between $50.00 per Share and the option exercise price per Share, less withholding taxes. You do not need to send any money with your Option Election Form.

  4. IF MY OPTIONS ARE NOT VESTED MAY I STILL TENDER OPTION SHARES UNDERLYING THEM?

   No. You may only tender Option Shares that are subject to vested options.

  5. WILL ALL OF THE OPTION SHARES THAT I TENDER BE PURCHASED IN THE OFFER?

   Probably not. In the offer, the Company is offering to purchase a total of 6,000,000 Shares at a per share price of $50.00. If more than 6,000,000 Shares are tendered, we will reduce on a pro rata basis the number of Shares we purchase from each person who tenders Shares. This means that we will not purchase all of the Option Shares you tender under these circumstances. In addition, if you tender Shares you already own as well as Option Shares and the offer is oversubscribed, then the Shares and the Option Shares you tender will be subject to proration. We currently do not know how many Shares will be tendered in the offer. If, after taking into account proration, we purchase only a portion of your Option Shares, your remaining options relating to Option Shares will not be considered to have been exercised and will remain outstanding. You may designate the order in which the Option Shares are purchased by the Company in the Option Election Form.

  6. WHAT WILL HAPPEN TO MY OPTIONS IF THE OPTION SHARES ARE NOT PURCHASED?

   We will return to you any options for Option Shares that we do not purchase.

  7. HOW WILL I KNOW IF MY OPTION SHARES HAVE BEEN PURCHASED AND WHEN WILL I BE PAID?

   After the offer expires, all tenders submitted in the offer will be tabulated. This may take up to seven business days. Soon thereafter, you will be advised by the Depositary, of the number, if any, of your Option Shares that were purchased in the offer. You will receive a check for the purchase price of all of your Option Shares purchased in the offer (less the applicable exercise price or prices and applicable withholding taxes) promptly thereafter.

  8. WILL I BE TAXED ON THE MONEY I RECEIVE?

   Yes. You will be treated as receiving compensation income for each Option Share sold equal to the excess of $50.00 over the exercise price for each Option Share. Such income will be taxed to the option holder at ordinary income rates, not capital gains rates, and will be subject to withholding for income and employment taxes. See Sections 3 and 14 of the Offer to Purchase.

                                       2
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  9. WHAT WILL HAPPEN TO ANY OPTIONS I STILL HOLD AFTER THE OFFER?

   If, after taking into account proration, we do not purchase all of your Option Shares, the remaining Options will not be considered to have been exercised and will remain outstanding.

  10. HOW DO I TENDER MY OPTION SHARES IN THE OFFER?

   The only way that you can tender Option Shares in the offer is by completing the Option Election Form on green paper, signing the form, and returning it to the Company, which will transmit it to the Depositary. The Option Election Form must be received by the Company before 5:00 p.m., New York City time, on July 23, 1999.

   On this form, you will conditionally exercise your options and tender your Option Shares in the offer. This is a "conditional" exercise, which means that if some or all of the Option Shares are not purchased in the offer because of the proration process described below and in the Offer to Purchase (or for any other reason), the options will be returned to you as unexercised options. If you would prefer to actually exercise your vested options and tender the Shares you receive in the Offer, you can do so. If you do exercise options, you should follow the same procedures applicable to all of our other stockholders. If you decide to exercise your options in order to receive Shares to tender in the Offer, you will need to exercise such options in sufficient time to deliver Option Shares to the Depositary before the Expiration Date for the offer, 5:00 p.m., New York City time, on July 23, 1999.

   Please return our Option Election Form PROMPTLY. If you use the United States mail, we recommend using registered mail, return receipt requested. You may mail your Option Election Form to the Company in the preaddressed envelope that has been provided for your reply or send it by an alternate, faster means (such as hand delivery or overnight courier). Please remember that in all events the materials must be received by the Company before 5:00 p.m., New York City time, on July 23, 1999.

  11. WHAT IF I HOLD SHARES OF MGM GRAND COMMON STOCK IN ADDITION TO MY STOCK OPTIONS?

   If you have actual Shares in your possession (or at a brokerage firm), you may tender those Shares as well. In this case, you may receive two or more sets of offer materials. You should be careful to follow the separate directions that apply to Shares and Option Shares. In the event that we must reduce on a pro rata basis the number of Shares and Option Shares that we purchase from each stockholder, the total number of Shares, including Option Shares, that you tender will be reduced independently.

  12. CAN I CHANGE MY MIND AND WITHDRAW OPTION SHARES THAT I DIRECTED TO BE TENDERED?

   Yes, but only if you perform the following steps:

  . You must send a signed notice of withdrawal to the Company, and it must be received by the Company before 5:00 p.m., New York City time, on July 23, 1999.

  . The notice of withdrawal must be in writing. You may fax your notice of withdrawal to (702) 891-1114.

  . The notice of withdrawal must state your name and social security number and the number of Option Shares that you wish to withdraw from the offer.

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   The withdrawal procedures are described in the Instructions for Tender of
Options. You must follow these instructions carefully.

   You are entitled to retender Option Shares after withdrawal, provided that all resubmitted materials are completed properly and delivered on time in accordance with the instructions applicable to the original submission.

     13.  WHAT DO I DO IF I HAVE ANY QUESTIONS ABOUT THE TENDER OFFER?

   If you have questions about the offer or need help in properly responding to the offer, you may call the Secretary of MGM Grand, Inc. at (702) 891-3333.

                                    ******

   This memorandum is intended to help you understand the offer and how options will be handled in the offer. The Offer to Purchase and Letter of Transmittal contain the legal terms of the offer, and are controlling. We urge you to carefully read these documents, which explain our offer in detail.

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                      INSTRUCTIONS FOR TENDER OF OPTIONS

   (Note: Before completing the Option Election Form, you should read the attached memorandum from MGM Grand, Inc., as well as the Offer to Purchase and related Letter of Transmittal.)

   THE OPTION ELECTION FORM MUST BE RECEIVED BY THE COMPANY (WHICH WILL TRANSMIT IT TO THE DEPOSITARY) BEFORE 5:00 P.M. NEW YORK CITY TIME, ON JULY 23, 1999. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

   Send the Option Election Form to:

By Mail:                             By Overnight Courier or By Hand:

MGM Grand, Inc.                      MGM Grand, Inc.
P.O. Box 98655                       3799 Las Vegas Blvd. South
Las Vegas, NV 89193-8655             Las Vegas, NV 89109
Attn: Secretary/Treasurer            Attn: Secretary/Treasurer

                   By Facsimile Transmission: (702) 891-1114

Note: Delivery of the form to an address other than as set forth above will not constitute a valid delivery.

   By signing the Option Election Form, you acknowledge receipt of the materials relating to the Offer to Purchase dated June 17, 1999 (the "Offer to Purchase") and the related Letter of Transmittal with respect to an offer by MGM Grand, Inc., a Delaware corporation (the "Company"), for 6,000,000 shares of common stock (the "Shares"), at a price of $50.00 per Share. The number of Shares the Company is offering to purchase includes Shares that may be tendered upon the exercise of vested options under the Company's nonqualified and incentive stock option plans with exercise prices below $50.00 per Share ("Option Shares"). The offer is not being made for Option Shares if the exercise price of the option is $50.00 per Share or greater.

   1. You should complete the Option Election Form to tender, at the $50.00 per Share purchase price set forth in the Offer to Purchase, the Option Shares that you are entitled to receive upon exercise, pursuant to the terms and conditions set forth in the Offer to Purchase furnished to you. By signing the Option Election Form, you agree that if any Option Shares you validly tendered are accepted, you will receive a cash payment equal to (a) the number of Option Shares that are accepted for purchase, multiplied by (b) the difference between the applicable option exercise price(s) and the $50.00 purchase price, less (c) any taxes required to be withheld, and you further agree to be bound by the terms and conditions set forth herein and in the Offer to Purchase and Letter of Transmittal.

   2. By signing the Option Election Form, you acknowledge that the Company is allowing you to conditionally exercise your options for the purpose of allowing you to tender Option Shares in the Company's offer. Further, by signing the Option Election Form, you acknowledge that if, after taking into account proration, the Company purchases less than all of your Option Shares, your remaining Options will not be considered to have been exercised and will remain outstanding. In addition, you acknowledge that the order of the Options purchased by the Company will be as designated by you in the Option Election Form.

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   3. Option Shares tendered pursuant to the Offer to Purchase may be withdrawn at any time prior to 5:00 p.m., New York City time, on July 23, 1999. After that, Option Shares may be withdrawn if they have not been accepted for payment by the Company as provided in the Offer to Purchase by 12:00 Midnight, New York City time, on Wednesday, August 11, 1999. Prior to the expiration of the offer, an option holder must submit a written, telegraphic or facsimile transmission notice of withdrawal so that it is received by the Company at the address indicated above before 5:00 p.m., New York City time, on July 23, 1999. After 12:00 midnight, New York City time, on Wednesday, August 11, 1999, an option holder must submit such a notice of withdrawal to the Depositary at the address indicated on page 36 of the Offer to Purchase. Any such notice of withdrawal must specify the name and social security number of the option holder who tendered the Option Shares to be withdrawn and the number of Option Shares to be withdrawn. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Company, in its sole discretion, which determination shall be final and binding. None of the Company, Donaldson, Lufkin & Jenrette, Securities Corporation, ChaseMellon Shareholder Services, LLC or any other person shall be obligated to give any notice of any defects or irregularities in any notice of withdrawal and none of them shall incur any liability for failure to give any such notice. Any Option Shares properly withdrawn will thereafter be deemed not tendered for purposes of the Offer to Purchase. However, withdrawn Option Shares may be retendered by the Expiration Date by again following the procedures for properly tendering Option Shares.

   The Option Election Form must be received by the Company (for transmission to the Depositary) before 5:00 p.m., New York City time, on July 23, 1999. You must sign and complete this form for your direction to be valid.

   General Terms and Conditions of the Offer Applicable to Option Share
Tenders:

NOTE: BY SIGNING THE OPTION ELECTION FORM, YOU ALSO AGREE TO THE FOLLOWING TERMS AND CONDITIONS WHICH SHALL NOT BE CONSTRUED TO LIMIT IN ANY WAY THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE.

   1. You will, upon request, execute and deliver any additional documents deemed by ChaseMellon Shareholder Services, LLC or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Option Shares tendered hereby and have read, understand and agree with all of the terms of the Offer to Purchase.

   2. You understand that tenders of Option Shares pursuant to the procedures described in the Offer to Purchase and in the Instructions for Tender of Options will constitute an agreement between you and the Company upon the terms and subject to the conditions of the Offer to Purchase.

   3. All authority herein conferred or agreed to be conferred shall survive your death or incapacity and your obligation hereunder shall be binding upon your heirs, personal representatives, successors and assigns. Except as stated herein or in the Offer to Purchase, this tender is irrevocable.

   4. The Company will pay any stock transfer taxes with respect to the sale and transfer of any Option Shares to it or its order pursuant to the Offer to Purchase. You understand that (a) the purchase price will be paid to you (you cannot elect to have the purchase price paid to another person); and (b) you will be responsible for paying federal and state income taxes arising from the sale of the Option Shares in the Offer (a portion of which will be withheld as described in Instruction 5 below).

   5. Under the U.S. federal income tax laws, the Company will be required to withhold income and employment taxes from the amount of any payments made to option holders pursuant to the Offer to Purchase. See Section 14 of the Offer to Purchase.

   6. All questions as to the number of Option Shares accepted, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Option Shares will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of Option Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Options Shares, and the Company's interpretation of the terms of the Offer to Purchase (including these Instructions for Tender of Options) will be final and binding on all parties. No tender of Option Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, Donaldson, Lufkin & Jenrette Securities Corporation, ChaseMellon Shareholder Services, LLC or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

   7. If the Option Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with the Option Election Form.

   8. Questions and requests for assistance or additional copies of the Offer to Purchase and these Instructions for the Tender of Options should be directed to the Secretary of MGM Grand, Inc. at (702) 891-3333.

                             OPTION ELECTION FORM


  ------------------------------------------
   Name

  ------------------------------------------

  ------------------------------------------
   Address
   (Please Print)

1. I hereby conditionally exercise vested options, for the amount of Shares set forth herein ("Option Shares"), granted to me by the Company under one of the Company's nonqualified or incentive stock option plans.

   My exercise of options hereunder is subject to the condition that any options for Option Shares tendered but not purchased by the Company because of proration, shall be deemed not to have been exercised. None of the options underlying any of the Option Shares tendered has an exercise price of $50.00 or greater.

2.  I hereby elect as follows with respect to my options:

   (Choose only one)

[_] I wish to conditionally exercise and tender Option Shares underlying ALL of my vested options that have an exercise price of less than $50.00 per Share.

[_] I wish to conditionally exercise and tender     Option Shares underlying
                                                ---
my vested options that have an exercise price of less than $50.00 per Share.

   I understand that options will be exercised as accepted in the tender in the order which I designate below:

  1. Option for     Shares; grant date    ; and per share exercise price $
                ----                   ---                                ----

  2. Option for     Shares; grant date    ; and per share exercise price $
                ----                   ---                                ----

  3. Option for     Shares; grant date    ; and per share exercise price $
                ----                   ---                                ----

  4. Option for     Shares; grant date    ; and per share exercise price $
                ----                   ---                                ----

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ATTACH ADDITIONAL PAGE IF NEEDED.


                                   SIGN HERE


-------------------------------------     -------------------------------------
   Signature(s) of Option Holder          Date

-------------------------------------     -------------------------------------
   Name(s) Please Print                   Capacity (Full title)

--------------------------------------------------------------------------------
   Address (if different from that shown on the cover page)

-------------------------------------
  Daytime Telephone Number

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